Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ViroPharma Incorporated:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-136447, No. 333-34129, No. 333-38248, No. 333-60951, No. 333-38256, No. 333-109600 and No. 333-127188) and registration statements on Form S-3 (No. 333-37960, No. 333-64482, No. 333-99533, No. 333-122315 and No. 333-123994) of ViroPharma Incorporated of our reports dated February 27, 2006, with respect to the consolidated balance sheets of ViroPharma Incorporated and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 Annual Report on Form 10-K of ViroPharma Incorporated.

Our report on the consolidated financial statements refers to the Company’s adoption of the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” effective January 1, 2006.

/s/ KPMG LLP

McLean, VA

February 27, 2007